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                                                                   Exhibit 4.1


                           CERTIFICATE OF DESIGNATION
                                       OF
                    SERIES D [ ]% CONVERTIBLE PREFERRED STOCK
                                       OF
                               ALLEN TELECOM INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

                   Allen Telecom Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "COMPANY"), DOES HEREBY CERTIFY:

                  That, pursuant to authority vested in the Board of Directors of the Company by its Second Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company has adopted the following resolution providing for the issuance of a series of preferred stock:

                  RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the Second Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), a series of preferred stock, without par value, of the Company be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         1. DESIGNATION AND AMOUNT. There shall be created from the 3,000,000 shares of preferred stock, without par value, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the "Series D [ ]% Convertible Preferred Stock" (the "SERIES D PREFERRED Stock"), and the number of shares of such series shall be 1,150,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no such decrease shall reduce the number of authorized shares of the Series D Preferred Stock to a number less than the number of shares of the Series D Preferred Stock then issued and outstanding.

         2. DEFINITIONS. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

            (a) "ACCUMULATED AUTOMATIC CONVERSION RATIO INCREASES" shall mean, as of any date, any accumulated automatic increases to the Conversion Ratio that may occur pursuant to Section 6(g)(ii), as such increases may be equitably adjusted from time to time pursuant to Section 16(d).

            (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

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            (c) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

            (d) "CHANGE OF CONTROL" shall mean any of the following events:

                (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

                (ii) the Company consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person, or permits any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company, and the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof;

                (iii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company;

                (iv) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Company; or

                (v) during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            (e) "CHANGE OF CONTROL DATE" shall mean the date on which a Change of Control event described in Section 2(d) occurs.

            (f) "COMMON STOCK" shall mean the common stock, par value $1.00 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

            (g) "CONVERSION PRICE" shall mean, initially, $[____] per share of Common Stock, subject to adjustment from time to time as set forth in Section 9.

            (h) "CONVERSION RATIO" shall mean the number of shares of Common Stock into which each share of the Series D Preferred Stock may be converted at any time pursuant to and in accordance with an applicable voluntary or mandatory conversion provision of this Certificate of Designation, and shall equal (x) the Liquidation Preference divided by the


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Conversion Price applicable upon such conversion, plus (y) Accumulated Automatic
Conversion Ratio Increases, if any, through the conversion date.

            (i) "DIVIDEND PAYMENT DATE" shall mean February 15, May 15, August 15 and November 15 of each year, commencing [__________] 15, 2002, or, if any such day is not a Business Day, the next succeeding Business Day.

            (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (k) "HOLDER" shall mean a holder of record of an outstanding share or shares of the Series D Preferred Stock.

            (l) "ISSUE DATE" shall mean the original date of issuance of shares of the Series D Preferred Stock.

            (m) "JUNIOR STOCK" shall mean the Common Stock, the Series C Junior Participating Preferred Stock and each other class of capital stock or series of preferred stock of the Company established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series D Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

            (n) "LIQUIDATION PARITY STOCK" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series D Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Company.

            (o) "LIQUIDATION PREFERENCE" shall mean, with respect to each share of the Series D Preferred Stock, $50.00, subject to equitable adjustment from time to time pursuant to Section 16(d).

            (p) "MARKET VALUE" shall mean the average closing price of a share of the Common Stock for a five consecutive Trading Day period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

            (q) "NYSE" shall mean the New York Stock Exchange, Inc.

            (r) "OFFICER" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

            (s) "OFFICERS' CERTIFICATE" shall mean a certificate signed by two duly authorized Officers.


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            (t) "OPINION OF COUNSEL" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

            (u) "PARITY STOCK" shall mean any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series D Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

            (v) "PERSON" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

            (w) "RECORD DATE" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period.

            (x) "SEC" shall mean the Securities and Exchange Commission.

            (y) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (z) "SENIOR STOCK" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

            (aa) "SERIES C JUNIOR PARTICIPATING PREFERRED STOCK" shall mean the 500,000 shares of preferred stock of the Company designated as the Series C Junior Participating Preferred Stock, none of which have been issued as of the date of this Certificate of Designation.

            (bb) "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

            (cc) "TRANSFER AGENT" shall mean Fifth Third Bank, the Company's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series D Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of or in payment of any portion of a dividend on shares of the Series D Preferred Stock, or any successor duly appointed by the Company.

            (dd) "UNDERWRITING AGREEMENT" shall mean that certain Underwriting Agreement with respect to the public offering of the Series D Preferred Stock, dated as of March [__], 2002, among the Company, Bear, Stearns & Co. Inc., McDonald Investments Inc., A.G. Edwards & Sons, Inc., Needham & Company, Inc. and H.C. Wainwright & Co., Inc.

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            (ee) "VOTING STOCK" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

         3. RANKING. The Series D Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

         4. LIQUIDATION RIGHTS.

            (a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference for each outstanding share of the Series D Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Series D Preferred Stock, the Holders shall not be entitled to convert any share of the Series D Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Company in respect of the shares of the Series D Preferred Stock.

            (b) Upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the Company shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series D Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the date of liquidation, winding-up or dissolution.

            (c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 4.

            (d) In the event the assets of the Company legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 4(a), no such distribution shall be made on account of any shares of Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate


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distributable amounts shall be paid with equal priority on account of the Series
D Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

         5. VOTING; AMENDMENTS.

            (a) The shares of the Series D Preferred Stock shall have no voting rights except as set forth in Section 5(b) and 5(c) or as otherwise required by Delaware law from time to time. In exercising the voting rights set forth in
Section 5(b) and 5(c), each Holder shall be entitled to one vote for each share of the Series D Preferred Stock held by such Holder.

            (b) So long as any shares of the Series D Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least 66 2/3% of the outstanding shares of the Series D Preferred Stock, authorize, increase the authorized amount of, reclassify any authorized capital stock or the Company into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation, including this Certificate of Designation, or the by-laws of the Company, that would materially affect the existing terms of the Series D Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Company may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock or Junior Stock, and in taking such actions the Company shall not be deemed to have materially adversely affected the existing terms of the Series D Preferred Stock. In addition, the Company may, without the consent of any Holder, enter into a Transaction, as described in Section 9(i), in which the outstanding shares of the Series D Preferred Stock become convertible into securities other than the Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company, as described in Section 13.

         (c) So long as at least 100,000 shares of the Series D Preferred Stock remain outstanding:

             (i) If, for each of six consecutive Dividend Periods, the Company fails to pay in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the full dividend amount payable to the Holders with respect to such Dividend Period pursuant to Sections 6(a) and 6(b), then the Holders, voting separately as one class, will be entitled at the next regular or special meeting of stockholders of the Company to elect one additional director of the Company. Effective immediately prior to the election of such additional director, the number of directors that compose the Board of Directors shall be increased by one director.

             (ii) The Holders may exercise the voting rights set forth in
Section 5(c)(i) at any special meeting of the Holders held for such purpose, which may be called in accordance with the Company's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as fewer than 100,000 shares of the Series D Preferred Stock are


                                       6
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outstanding, such time as the outstanding shares of the Series D Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of the Company, whichever is earliest, at which time such voting rights and the term of any director elected pursuant to this Section 5(c) shall automatically terminate.

             (iii) At any time when the voting rights set forth in Section 5(c)
(i) shall have vested in the Holders, an Officer of the Company may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding shares of the Series D Preferred Stock, addressed to the Secretary of the Company, shall call a special meeting of the Holders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 5(c) shall be held at such annual meeting of stockholders.

             (iv) At any meeting held for the purpose of electing directors at which the Holders voting separately as one class shall have the right to elect a director as provided in this Section 5(c), the presence in person or by proxy of the Holders of more than fifty percent (50%) of the then outstanding shares of the Series D Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of a director by such class. The director candidate that receives the highest number of affirmative votes of the outstanding shares of the Series D Preferred Stock will be elected.

             (v) Any director elected pursuant to the voting rights set forth in this Section 5(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 5(c)(ii)) and any vacancy in respect of any such director shall be filled only by the Holders at a special meeting called in accordance with the procedures set forth in this
Section 5(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The Holders shall be entitled to remove any director elected pursuant to this Section 5(c) without cause at any time and replace such director as provided in this Section 5(c).

         6. DIVIDENDS; AUTOMATIC CONVERSION RATIO INCREASES.

            (a) Subject to the rights of any holders of Senior Stock or Parity Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, dividends on each share of the Series D Preferred Stock at a rate per annum equal to [___]% of the Liquidation Preference, or $[___] per share annually, payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

            (b) Dividends on the outstanding shares of the Series D Preferred Stock will be payable from the most recent Dividend Payment Date or, in the case of the dividend payable on [______] 15, 2002, from the Issue Date (each such period, a "DIVIDEND PERIOD"). Dividends


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payable on the Series D Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

            (c) In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 6(a) and 6(b) (such lesser amount, a "PARTIAL DIVIDEND"), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series D Preferred Stock.

            (d) Any dividend on the Series D Preferred Stock shall be, at the option of the Company, payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock. The Company may not elect to pay any portion of the dividend with respect to any Dividend Period in shares of Common Stock unless the covenants set forth in Sections 16(f), 16(g), 16(h) and 16(i) shall have been satisfied with respect to all of the shares of Common Stock to be issued in payment thereof ("DIVIDEND COMMON STOCK"). If the Company elects to pay any portion of a dividend in Common Stock:

                (i) The Company shall furnish written notice of such election by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series D Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least ten days in advance of the Record Date for the relevant Dividend Payment Date.

                (ii) The number of shares of Common Stock to be issued as a dividend on the applicable Dividend Payment Date per share of the Series D Preferred Stock will be determined by dividing (w) the difference between the total declared dividend amount per share of the Series D Preferred Stock to be paid with respect to the applicable Dividend Period and the amount of the cash dividend, if any, to be paid per share of the Series D Preferred Stock with respect to such Dividend Period, by (x) the applicable Discounted Current Market Value of the Common Stock. The "DISCOUNTED CURRENT MARKET VALUE" of a share of the Common Stock with respect to a Dividend Payment Date shall equal the product of (y) 95% and (z) the average closing price of a share of the Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) for the ten consecutive Trading Day period ending on and including the fifth Trading Day before such Dividend Payment Date.

                (iii) No fractional shares of Common Stock shall be issued in payment of any dividend on the Series D Preferred Stock. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable as Dividend Common Stock, to sell them at the best available price and to distribute the proceeds to the Holders in proportion to their respective interests. The Company shall reimburse the


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Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the sale by the Transfer Agent of such aggregated fractional shares of Common Stock would be restricted, the Company shall agree with the Transfer Agent on other appropriate arrangements for the cash realization of such fractional shares of Common Stock. If the Company is precluded from paying cash in lieu of fractional shares to the Holders on the Dividend Payment Date, such failure shall not trigger an automatic increase in the Conversion Ratio pursuant to Section 6(g)(ii), and the Company shall, when it becomes legally and contractually able to, pay to the Holders such cash in lieu of fractional shares.

            (e) The Company will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, unless the Board of Directors has declared, and the Company has not failed to pay, a dividend in the full amount payable to the Holders pursuant to Sections 6(a) and 6(b) with respect to the Dividend Period in which such payment of a dividend or other distribution in respect of any Parity Stock or Junior Stock would occur. Notwithstanding anything in this Certificate of Designation to the contrary, the Company may:

                (i) declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

                (ii) declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

                (iii) declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;

                (iv) repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

                (v) repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

            (f) If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date, unless the Company defaults in payment of such dividend on the corresponding Dividend Payment Date, in which case such Holders shall be issued on the Dividend Payment Date, in addition to the shares of Common Stock issued on the conversion date, an additional number of shares of Common Stock per converted share of the Series D Preferred Stock equal to the automatic increase in the Conversion Ratio pursuant to Section 6(g)(ii). However, shares of the Series D Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date (or, if the dividend payable on that Dividend Payment Date is payable in Common Stock in whole or in part, an amount in cash equal to the cash dividend amount that would have been payable on that


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Dividend Payment Date if the Company had elected to pay such dividend solely in cash) on the shares of the Series D Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Company on such tendered shares of the Series D Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Series D Preferred Stock for conversion.

            (g) The difference between (x) the full amount payable per share of the Series D Preferred Stock to the Holders with respect to any Dividend Period pursuant to Sections 6(a) and 6(b) and (y) any lesser (or zero) actual dividend amount paid per share of the Series D Preferred Stock with respect to such Dividend Period, resulting from the failure of the Board of Directors to declare any dividend with respect to such Dividend Period, the declaration by the Board of Directors of a Partial Dividend with respect to such Dividend Period, or the failure of the Company to pay on the applicable Dividend Payment Date the dividend or Partial Dividend declared by the Board of Directors for such Dividend Period, is referred to as the "DIVIDEND DEFICIENCY." In the event that a Dividend Deficiency shall occur with respect to any Dividend Period:

                (i) The Holders will not be entitled to receive the amount of the Dividend Deficiency with respect to such Dividend Period, and the amount of the Dividend Deficiency with respect to such Dividend Period shall not accumulate and no interest or sum of money or other property or securities in lieu of interest will be payable in respect of such Dividend Deficiency.

                (ii) The Conversion Ratio shall automatically increase on the Dividend Payment Date on which the amount of such Dividend Deficiency would have been paid by a number of shares of Common Stock equal to 115% of the number of shares of Common Stock that the Company would have been required to issue as a stock dividend on each share of the Series D Preferred Stock to pay the Dividend Deficiency with respect to the applicable Dividend Period in full. Such automatic increase in the Conversion Ratio shall be deemed to fully satisfy in all respects the payment of the amount of the Dividend Deficiency with respect to the applicable Dividend Period, and, except for the voting rights described in Section 5(c), no other rights or interest will accrue to the Holders as a result of any Dividend Deficiency, whether or not the earnings or net surplus of the Company in any calendar or fiscal year of the Company were sufficient to pay any such Dividend Deficiency in whole or in part.

                (iii) Upon any automatic increase in the Conversion Ratio pursuant to Section 6(g)(ii), the Company promptly shall deliver to the Transfer Agent an Officers' Certificate describing in reasonable detail the Dividend Deficiency requiring the automatic increase in the Conversion Ratio and the method of calculation thereof in accordance with the provisions of this Certificate of Designation and specifying the increased Conversion Ratio in effect following such automatic increase.

                (iv) The Company shall furnish notice of any Dividend Deficiency and resulting automatic increase in the Conversion Ratio pursuant to Section 6(g)(ii) by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required


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

by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series D Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of a copy of the Officers' Certificate described in Section 6(g)(iii) to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder), (A) at least ten days in advance of the Record Date for the relevant Dividend Payment Date, in the event that the Board of Directors does not declare a dividend with respect to any Dividend Period or declares a Partial Dividend with respect to any Dividend Period, or (B) no more than three days after the relevant Dividend Payment Date, if the Company fails to pay a dividend or Partial Dividend declared by the Board of Directors with respect to any Dividend Period.

            (h) Automatic increases in the Conversion Ratio pursuant to Section 6(g)(ii) will occur each time a Dividend Deficiency occurs with respect to a Dividend Period, and such increases in the Conversion Ratio shall accumulate with respect to each outstanding share of the Series D Preferred Stock, until the earlier of (i) such time as such shares of the Series D Preferred Stock are redeemed for cash or converted into Common Stock, cash or other property as provided in this Certificate of Designation, or (ii) such time as distributions of the Company's assets with respect to such shares of the Series D Preferred Stock are made upon the liquidation, winding-up of dissolution of the Company as provided in this Certificate of Designation. Upon distribution of the Company's assets to the Holders with respect to the outstanding shares of the Series D Preferred Stock upon the liquidation, winding-up of dissolution of the Company as provided in Section 4 or upon the mandatory redemption of the outstanding shares of the Series D Preferred Stock pursuant to Section 11, the Company shall not pay to any Holder any amount per share of the Series D Preferred Stock in excess of the Liquidation Preference to compensate such Holder for Accumulated Automatic Conversion Ratio Increases through the date of liquidation or the Mandatory Redemption Date.

            (i) The Company shall take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the Series D Preferred Stock and automatic increases in the Conversion Ratio pursuant to Section 6(g)(ii).

            (j) In the event that the Company consummates a transaction described in Section 2(d)(ii), and the laws of the jurisdiction in which the successor, transferee or lessee is organized would impose a withholding tax on any dividend payment hereunder, the Company shall:

                (i) furnish written notice to the Holders, by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series D Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of such notice to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) at least ten days in advance of the Record Date for the first Dividend Payment Date on which any dividend payable hereunder would be subject to such withholding tax, whether or not any dividend is paid on such Dividend Payment Date, which notice shall state that withholding taxes may be imposed with respect to dividends payable on the Series D Preferred Stock and that the Company will, as described in Section 6(j)(ii) below, increase the dividend amounts payable on the Series D Preferred Stock with respect to all Dividend Periods for which such withholding taxes apply;

                (ii) with respect to the dividend payable on each Dividend Payment Date for which any such withholding tax may be imposed, increase the dividend amount payable to the Holders such that the net dividend amount payable to the Holders on such Dividend Payment Date after giving effect to any such withholding tax shall be equivalent to the dividend that the Holders would have received on such Dividend Payment Date absent such withholding tax; and

                (iii) with respect to each dividend for which any such withholding tax may be imposed, deliver to the Transfer Agent promptly after the declaration of such dividend an Officers' Certificate describing in detail the dividend amount that would have been payable on the relevant Dividend Payment Date before the increase for withholding taxes pursuant to Section 6(j)(ii) and the amount by which such dividend amount was increased to produce a net dividend amount equal to the dividend amount that the Holders would have received on the relevant Dividend Payment Date absent such withholding tax.

         7. VOLUNTARY CONVERSION.

            (a) Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 7 and Section 11, any or all of such Holder's shares of the Series D Preferred Stock into such whole number of shares of Common Stock per share of the Series D Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Common Stock as provided in Section 8.

            (b) The conversion right of a Holder shall be exercised by the Holder by the delivery to the Company at any time during usual business hours at the Company's principal place of business or the offices of the Transfer Agent of a written notice to the Company in the form of EXHIBIT B that the Holder elects to convert the number of its shares of the Series D Preferred Stock specified in such notice. The conversion of shares of the Series D Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 15. If the shares of the Series D Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Company or its duly appointed Transfer Agent of notice of conversion of shares of the Series D Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Series D Preferred Stock notwithstanding that the share register of the Company shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series D Preferred Stock so converted, including the rights, if any, to receive distributions of the Company's assets (including, but not limited to, the Liquidation Preference) or notices from the Company, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series D Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 8, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Series D Preferred Stock have been converted.

         8. NO FRACTIONAL SHARES UPON CONVERSION. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series D Preferred Stock, whether voluntary or mandatory. If more than one share of the Series D Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of, and any applicable Accumulated Automatic Conversion Ratio Increases with respect to, all of such shares of the Series D Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series D Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the Trading Day next preceding the conversion date shall be paid to such Holder in cash by the Company.

         9. ADJUSTMENTS TO CONVERSION PRICE. Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

            (a) In case the Company shall at any time or from time to time:

                (i) pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 9 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Company (other than the issuance of shares of Common Stock in connection with the conversion of the Series D Preferred Stock or as dividends in respect of the Series D Preferred Stock or any Parity Stock);

                (ii) subdivide the outstanding shares of Common Stock into a larger number of shares;

                (iii) combine the outstanding shares of Common Stock into a smaller number of shares;

                (iv) issue any shares of its capital stock in a reclassification of the Common Stock; or

                (v) pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend subject to Section 9(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of shares of the Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series D Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 9(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

            (b) In case the Company shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible into, or exchangeable or exercisable for, Common Stock as equal to (i) the sum of the price paid to acquire such security convertible into, or exchangeable or exercisable for, Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (ii) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (A) issuances of such rights, options or warrants if the Holder would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series D Preferred Stock into Common Stock and (B) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, however, that if the Company distributes rights or warrants (other than those referred to above in this Section 9(b)) pro rata to the holders of Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by the Company, and
(y) the Holder of any shares of the Series D Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "CONVERSION SHARES"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "DISTRIBUTION DATE"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such shares of the Series D Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series D Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

            (c) In case the Company shall at any time or from time to time:

                (i) make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 9(a)(v) above, or cash distributed upon a merger or consolidation to which Section 9(i) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9 has been made, in the aggregate exceeds 10% of the Company's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

                (ii) complete a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 9 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 9(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of the Company's market capitalization (as defined in Section 9(c)(i)) on the expiration of such tender offer; or

                (iii) make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 9(a) or 9(b) above or this Section 9(c)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series D Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 9(b) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

            (d) In the case the Company at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 9(a), 9(b), 9(c) or 9(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 9(h)).

            (e) Notwithstanding anything herein to the contrary, no adjustment under this Section 9 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

            (f) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

             (g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

             (h) Upon any increase or decrease in the Conversion Price pursuant to this Section 9, the Company promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price and Conversion Ratio in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 9(d) (if applicable).

             (i) Subject to the provisions of Section 12, in the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a "TRANSACTION"), each share of the Series D Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Series D Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event, including the exercise of the Change of Control Option contemplated in Section 12. The provisions of this Section 9(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 9(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

             (j) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Company. The Company shall not pay any dividend or make any distribution on Common Stock held in treasury of the Company.

         10. MANDATORY CONVERSION.

             (a) At any time on or after February [__], 2005, the Company shall have the right, at its option, to cause all, but not a portion, of the outstanding shares of the Series D Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of the Series D Preferred Stock equal to the Conversion Ratio then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 8. The Company may exercise its right to cause a mandatory conversion pursuant to this Section 10(a) only if the closing price of a share of the Common Stock as reported on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) equals or exceeds 125% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Company's issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion as described in Section 10(b).

             (b) To exercise the mandatory conversion right described in Section 10(a) or in Section 10(e), the Company shall issue a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series D Preferred Stock or the Common Stock is then listed or traded, prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 10(a) or in
Section 10(e), as applicable, are met, announcing such a mandatory conversion. Whether or not a press release is issued, the Company shall furnish notice of the Company's intention to mandatorily convert the outstanding shares of the Series D Preferred Stock by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), not later than the 15th day prior to the date on which the mandatory conversion would occur (the "MANDATORY CONVERSION DATE"). The Mandatory Conversion Date will be a date selected by the Company and will be at least 15 days but no more than 30 days after the Company issues the press release described in this Section 10(b), or if no press release is issued, after mailing of the notice described in this
Section 10(b) to the Holders.

             (c) In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in
Section 10(a) shall state, as appropriate: (i) the Mandatory Conversion Date;
(ii) the number of shares of Common Stock to be issued upon conversion of each share of the Series D Preferred Stock; (iii) the number of shares of the Series D Preferred Stock to be converted; and (iv) that dividends on the shares of the Series D Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date.

             (d) On the Mandatory Conversion Date, dividends will cease to be payable on the Series D Preferred Stock, and all rights of any Holder with respect to the shares of the Series D Preferred Stock, including the rights, if any, to receive distributions of the Company's assets (including, but not limited to, the Liquidation Preference) or notices from the Company, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such Holder's shares of the Series D Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 8, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such Holder's shares of the Series D Preferred Stock have been mandatorily converted. Any dividend payment declared by the Board of Directors with respect to the shares of the Series D Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the

Holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date.

             (e) In addition to the mandatory conversion right described in
Section 10(a), if there are less than 100,000 shares of the Series D Preferred Stock outstanding, the Company shall have the right, at any time on or after February [__], 2006, at its option, to cause each outstanding share of the Series D Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the lesser of (i) the Conversion Ratio then in effect and (ii) the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date. Any fractional shares of Common Stock resulting from such conversion shall be settled in cash in accordance with
Section 8.

             (f) The provisions of Sections 10(b) and 10(d) shall apply to any mandatory conversion pursuant to Section 10(e). In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 10(e) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of the Series D Preferred Stock to be converted; (iii) that dividends on the shares of the Series D Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date; (iv) the Conversion Ratio then in effect; and (v) that the number of shares of Common Stock to be issued upon conversion of each share of the Series D Preferred Stock shall be equal to the lesser of the Conversion Ratio then in effect and the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date.

         11. MANDATORY REDEMPTION.

             (a) On but not before February [__], 2014 (the "MANDATORY REDEMPTION DATE"), the Company shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series D Preferred Stock at a price in cash equal to the Liquidation Preference thereof (the "MANDATORY REDEMPTION PRICE"). The Company shall take all actions required or permitted under the laws of the State of Delaware to permit such mandatory redemption.

             (b) Upon mandatory redemption pursuant to this Section 11, the Company shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series D Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the Mandatory Redemption Date.

             (c) Unless the Company defaults in the payment of the Mandatory Redemption Price, the right of the Holders pursuant to Section 7 to convert shares of the Series D Preferred Stock into Common Stock shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, dividends on the Series D Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders will terminate on the Mandatory Redemption Date except for the right to receive the Mandatory Redemption Price, without interest.

             (d) The Company will furnish written notice of the mandatory redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series D Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least 15 days in advance of the Mandatory Redemption Date (the "MANDATORY REDEMPTION NOTICE"). In addition to any information required by applicable law or regulation, the press release, if any, and Mandatory Redemption Notice shall state, as appropriate:

                 (i) the Mandatory Redemption Date;

                 (ii) the total number of shares of the Series D Preferred Stock to be mandatorily redeemed;

                 (iii) that each outstanding share of the Series D Preferred Stock will be redeemed for cash in an amount equal to the Mandatory Redemption Price;

                 (iv) that dividends on the Series D Preferred Stock to be mandatorily redeemed will cease to be payable on the Mandatory Redemption Date, unless the Company defaults in the payment of the Mandatory Redemption Price;

                 (v) that the right of the Holders to voluntarily convert shares of the Series D Preferred Stock into Common Stock will terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, unless the Company defaults in the payment of the Mandatory Redemption Price;

                 (vi) the Conversion Ratio then in effect; and

                 (vii) that if any shares of the Series D Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Company or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series D Preferred Stock to be redeemed.

             (e) The mandatory redemption of shares of the Series D Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 15. Each Holder of one or more physical certificates representing shares of the Series D Preferred Stock shall surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require and the Mandatory Redemption Notice shall so state), in the manner and at the place or places designated in the Mandatory Redemption Notice, and the full Mandatory Redemption Price for such shares shall be payable in cash on the Mandatory Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

             (f) The Company shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the mandatory redemption.

         12. CHANGE OF CONTROL.

             (a) Upon the occurrence of a Change of Control (or if the Company has mailed or is required by Section 12(d) to have mailed a notice with respect to a transaction described in Section 2(d)(ii) that is for the purpose of changing the Company's domicile to a location outside of the United States (a "FOREIGN DOMICILE CHANGE OF CONTROL")), each Holder shall, in the event that the Change of Control Ratio (as defined below) is greater than the Conversion Ratio on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, on the date that is two Trading Days before the mailing of the notice described in Section 12(d)), have a one-time option (the "CHANGE OF CONTROL OPTION") to convert all of such Holder's outstanding shares of the Series D Preferred Stock into shares of Common Stock, each such share of the Series D Preferred Stock being convertible into a number of shares of Common Stock equal to the sum of (u) the Liquidation Preference divided by an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 12(d)) and (ii) $[_______] and (v) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the amount of any Accumulated Automatic Conversion Ratio Increases through the Holder's date of conversion pursuant to its exercise of the Change of Control Option). The "CHANGE OF CONTROL RATIO" shall equal the sum of (w) the Liquidation Preference divided by the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 12(d)) and (x) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, through the date that is two Trading Days before the mailing of the notice described in
Section 12(d)). In lieu of converting shares of the Series D Preferred Stock into Common Stock upon any Holder's valid exercise of the Change of Control Option, the Company may, at its option, redeem each share of the Series D Preferred Stock for cash equal to the product of (y) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 12(d)) and
(z) the number of shares of Common Stock that would have been issuable to such Holder upon conversion in accordance with the first sentence of this Section 12(a). Notwithstanding the foregoing, upon the occurrence of a Change of Control in which each holder of the Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the Nasdaq National Market and all of the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares), and shares of the Series D Preferred Stock become convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 12(a).

             (b) The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Company in accordance with Section 12(c); provided, however, that in the case of a Foreign Domicile Change of Control, the Change of Control Option must be exercised, if at all, during the 15 consecutive day period ending on the day immediately prior to the Change of Control Date commencing upon the Company's delivery of a notice to the Holders in accordance with Section 12(d).

             (c) In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 12(a) or a Foreign Domicile Change of Control), notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first class mail to each Holder. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (with respect to any such Change of Control, the "EXPIRATION DATE") pursuant to the terms of this Section 12; and (iii) the procedures that Holders must follow to exercise the Change of Control Option.

             (d) In the event of a Foreign Domicile Change of Control, notice of such Foreign Domicile Change of Control shall be given at least 15 days prior to the Change of Control Date by the Company by first class mail to each Holder. Each such notice shall state (i) that a Foreign Domicile Change of Control is pending; (ii) the expected Change of Control Date; (iii) the last day on which the Change of Control Option may be exercised (with respect to such Foreign Domicile Change of Control, the "EXPIRATION DATE") pursuant to the terms of this
Section 12; and (iv) the procedures that Holders must follow to exercise the Change of Control Option.

             (e) On or before the Expiration Date, each Holder wishing to exercise the Change of Control Option shall furnish to the Company or the Transfer Agent the documentation requested in the notice described in Section 12(c) or 12(d), in the manner and at the place or places designated in such notice. The conversion or redemption of shares of the Series D Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 15. Each Holder of one or more physical certificates representing shares of the Series D Preferred Stock shall be required to surrender such physical certificate or certificates to the Company or the Transfer Agent (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state). The cash or shares of Common Stock due to such Holder, as described in Section 12(a), shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired.

             (f) The rights of the Holders pursuant to this Section 12 are in addition to, and not in lieu of, the voluntary conversion rights of the Holders provided for in Section 7.

         13. CONSOLIDATION, MERGER AND SALE OF ASSETS.

             (a) The Company, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that:

                 (i) subject to the provisions of Section 12, the shares of the Series D Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series D Preferred Stock had immediately prior to such transaction; and

                 (ii) the Company delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Designation.

             (b) Upon any consolidation by the Company with, or merger by the Company into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 13(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of the Series D Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series D Preferred Stock.

         14. SEC REPORTS. Whether or not the Company is required to file reports with the SEC, if any shares of the Series D Preferred Stock are outstanding, the Company shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Sections 13(a) or 15(d) under the Exchange Act. The Company shall supply each Holder, upon request, without cost to such Holder, copies of such reports or other information.

         15. CERTIFICATES.

             (a) The Series D Preferred Stock certificate shall be substantially in the form of EXHIBIT A, which is hereby incorporated in, and the form and terms thereof expressly made a part of, this Certificate of Designation. The Series D Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

             (b) The Series D Preferred Stock shall initially be issued only in the form of one or more fully registered global security certificates ("GLOBAL SECURITY CERTIFICATES") with the global securities legend set forth in EXHIBIT A hereto, registered in the name of Cede & Co., the nominee of The Depository Trust Company, which will act as securities depositary (the "DEPOSITARY") for the Series D Preferred Stock. The Global Security Certificates will be deposited with the Depositary or its custodian. As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or that nominee will be considered the sole owner and holder of the Global Security Certificates and all of the shares of the Series D Preferred Stock represented by those Global Security Certificates for all purposes under the Series D Preferred Stock. Except if the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Security Certificates, has ceased to be qualified to act or there is a continuing default by the Company in respect of its obligations under the Series D Preferred Stock, this Certificate of Designation, the Underwriting Agreement or any other principal agreement or instrument executed in connection with the offering of the Series D Preferred Stock, owners of beneficial interests in Global Security Certificates will not be entitled to have the Global Security Certificates or shares of the Series D Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical certificates representing shares of the Series D Preferred Stock in exchange and will not be considered to be owners or holders of the Global Security Certificates or any of the shares of the Series D Preferred Stock represented by the Global Security Certificates for any purpose under the Series D Preferred Stock. All payments on shares of the Series D Preferred Stock represented by the Global Security Certificates and all related transfers and deliveries of Common Stock will be made to the Depositary or its nominee as their holder.

             (c) Except with respect to shares of Series D Preferred Stock that may be represented by physical certificates issued by the Company from time to time, procedures for conversion or redemption of the shares of Series D Preferred Stock in accordance with the applicable provisions of this Certificate of Designation will be governed by arrangements among the Depositary, its participants and Persons that may hold beneficial interests through its participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

             (d) If the Company issues any physical certificate representing shares of the Series D Preferred Stock from time to time and any such Series D Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series D Preferred Stock certificate, or in lieu of and substitution for the Series D Preferred Stock certificate lost, stolen or destroyed, a new Series D Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series D Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series D Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent. The Company shall not be required to issue any physical certificates representing shares of the Series D Preferred Stock on or after any conversion date with respect to such shares of the Series D Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series D Preferred Stock evidenced by the certificate.

         16. OTHER PROVISIONS.

             (a) With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory redemption, mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

             (b) The shares of the Series D Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

             (c) Any calculation of a dollar amount or number of shares of Common Stock pursuant to any provision of this Certificate of Designation, including, without limitation, the calculation of Accumulated Automatic Conversion Ratio Increases, any Market Value, Discounted Current Market Value, adjusted Conversion Price, Conversion Ratio, Change of Control Ratio or Dividend Deficiency, shall be calculated to the nearest ten-thousandth of a dollar or share.

             (d) The Liquidation Preference and the annual dividend rate set forth in Section 6(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series D Preferred Stock. In addition, Accumulated Automatic Conversion Ratio Increases shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Company shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual dividend rate or Accumulated Automatic Conversion Ratio Increases, and the Conversion Ratio, in effect following such adjustment.

             (e) Shares of the Series D Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of the Series D Preferred Stock must be in compliance with this Certificate of Designation.

             (f) The Company covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series D Preferred Stock not theretofore converted. For purposes of this Section 16(f), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Company shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series D Preferred Stock not theretofore converted.

             (g) The Company covenants that any shares of Common Stock issued upon conversion of or in payment of any dividend on shares of the Series D Preferred Stock shall be validly issued, fully paid and non-assessable.

             (h) Prior to the delivery of any shares of Common Stock or other securities that the Company shall be obligated to deliver upon conversion of shares of the Series D Preferred Stock or the delivery of any shares of Common Stock in payment of any dividend on shares of the Series D Preferred Stock, the Company shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Any share of Common Stock so delivered shall be freely transferable under the Securities Act.

             (i) The Company shall list the shares of Common Stock required to be delivered upon conversion of shares of the Series D Preferred Stock or in payment of any dividend on shares of the Series D Preferred Stock, prior to such delivery, upon each national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

             (j) The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of the Series D Preferred Stock pursuant to the provisions of this Certificate of Designation; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the shares of the Series D Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

             (k) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

             (l) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

             (m) The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Company.

             (n) Except as may otherwise be required by law, the shares of the Series D Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

                            (Signature page follows)

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by its President and attested by its Secretary this [___] day of March, 2002.

                                                  ALLEN TELECOM INC.



                                                  By:
                                                     ---------------------------
                                                     Robert G. Paul
                                                     President


Attest:


---------------------------
Laura Meagher
Secretary

                                                                       EXHIBIT A

                        FORM OF SERIES D PREFERRED STOCK

                                FACE OF SECURITY

                  [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

Certificate Number:  [          ]

Number of Shares of Series D Preferred Stock:  [          ]

CUSIP No.:  018091 20 7



                    Series D [ ]% Convertible Preferred Stock
                                       of
                               Allen Telecom Inc.

                  Allen Telecom Inc., a Delaware corporation (the "COMPANY"), hereby certifies that [ ] (the "HOLDER") is the registered owner of [ ] fully paid and non-assessable shares of preferred stock of the Company designated as the Series D [ ]% Convertible Preferred Stock, without par value, liquidation preference $50.00 per share (the "SERIES D PREFERRED STOCK"). The shares of the Series D Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series D Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of Series D [ ]% Convertible Preferred Stock of the Company dated March __, 2002, as the same may be amended from time to time in accordance with its terms (the "CERTIFICATE OF DESIGNATION"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

                  Reference is hereby made to select provisions of the Series D Preferred Stock set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the


---------------
1        Subject to removal if not a global security certificate.

Certificate of Designation shall for all purposes have the same effect as if set forth in this certificate.

                  Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series D Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has executed this Series D Preferred Stock certificate as of the date set forth below.

                                           ALLEN TELECOM INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                            Dated:
                                                  ------------------------------




COUNTERSIGNED AND REGISTERED


FIFTH THIRD BANK, as Transfer Agent,



By:
   -----------------------------------
      Authorized Signatory


Dated:
      --------------------------------

                               REVERSE OF SECURITY

                  Dividends on each share of Series D Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Company from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Designation. Dividends may be paid in cash, in shares of the Company's common stock, par value $1.00 per share ("Common Stock"), or a combination thereof.

                  The shares of the Series D Preferred Stock shall be redeemable as provided in the Certificate of Designation. The shares of the Series D Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designation.

                  The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series D Preferred Stock evidenced hereby to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and irrevocably appoints:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer the shares of Series D Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:
      ------------------------------------

Signature:
           ---------------------------------

(Sign exactly as your name appears on the other side of this Series D Preferred Stock certificate)

Signature Guarantee:(2)
                      --------------------------------

--------------
2    Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                              NOTICE OF CONVERSION

              (To be executed by the registered holder in order to
                 convert shares of the Series D Preferred Stock)

                  The undersigned hereby irrevocably elects to convert (the "CONVERSION") [_____] shares of Series D [ ]% Convertible Preferred Stock (the "SERIES D PREFERRED STOCK"), into shares of common stock, par value $1.00 per share ("COMMON STOCK"), of Allen Telecom Inc. (the "COMPANY") according to the conditions of the Certificate of Designation establishing the terms of the Series D Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series D Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof).(3)

         Date of Conversion:
                            ----------------------------------------------------

         Applicable Conversion Ratio:
                                     -------------------------------------------

         Number of shares of Series D Preferred Stock to be
           Converted:
                     -----------------------------------------------------------

         Number of shares of Common Stock to be
           Issued:
                  --------------------------------------------------------------

         Signature:
                   -------------------------------------------------------------

         Name:
              ------------------------------------------------------------------

         Address:(4)
                  --------------------------------------------------------------

         Fax No.:
                 ---------------------------------------------------------------

--------


3       The Company is not required to issue shares of Common Stock until the original certificates representing the shares of the Series D Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Company and the Transfer Agent) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series D Preferred Stock to be converted.

4       Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.